     As filed with the Securities and Exchange Commission on March 5, 1997
                                                      Registration No. 333-22665
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              Amendment No. 1 to
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ______________

                              PUBLIC STORAGE, INC.
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)


     95-3551121                                                 6798
(I.R.S. Employer                                   (Primary Standard Industrial
 Identification No.)                                Classification Code Number)

      701 Western Avenue, Suite 200                               HUGH W. HORNE
     Glendale, California 91201-2397                          Public Storage, Inc.
             (818) 244-8080                               701 Western Avenue, Suite 200
    (Address, including zip code, and                    Glendale, California 91201-2397
  telephone number, including area code,                         (818) 244-8080
of registrant's principal executive offices)     (Name, address, including zip code, and telephone
                                                  number, including area code, of agent for service)

                                 ______________

                                   Copies to:

                              DAVID GOLDBERG, ESQ.
                              Public Storage, Inc.
                         701 Western Avenue, Suite 200
                        Glendale, California 91201-2397
                                 ______________

        Approximate date of commencement of proposed sale to the public:
            As soon as practicable after the effective date of this
                            Registration Statement.
                                 ______________

If the only securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                               [X]

                        CALCULATION OF REGISTRATION FEE
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
=========================================================================================================================
                                                                                     Proposed             Proposed
                                                         Amount       Offering        Maximum              Maximum
                                                          to be         Price        Aggregate            Amount of
 Title of Each Class of Securities to be Registered     Registered    Per Share    Offering Price      Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share            3,570,962 shares(1)     (1)            (1)            $34,795(1)(2)
=========================================================================================================================
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(1) This Registration Statement relates to (a) the proposed merger of Public
    Storage Properties XIV, Inc. ("PSP14") into the Registrant and the conversion of shares of common stock of PSP14 into either cash (as to up to
    20% of the outstanding shares of common stock series A of PSP14) or common stock of the Registrant and (b) the proposed merger of Public Storage
    Properties XV, Inc. ("PSP15") into the Registrant and the conversion of shares of common stock of PSP15 into either cash (as to up to 20% of the outstanding shares of common stock series A of PSP15) or common stock of the
    Registrant. At the mergers, there will be a maximum of (a) 2,263,218 shares of common stock series A, 232,762 shares of common stock series B and
    659,494 shares of common stock series C, of PSP14 outstanding and (b)
    2,136,885 shares of common stock series A, 232,762 shares of common stock series B and 659,494 shares of common stock series C, of PSP15 outstanding.
    The closing price of the common stock series A of PSP14 on the American
    Stock Exchange on February 26, 1997 was $21.125 per share and the book value of the common stock series B and C of PSP14 at September 30, 1996 was $11.66 per share. The closing price of the common stock series A of PSP15 on the
    American Stock Exchange on February 26, 1997 was $21.375 per share and the book value of the common stock series B and C of PSP15 at September 30, 1996 was $12.25 per share. The maximum number of shares of Registrant to be issued in the mergers is 3,570,962. The exact number of shares of common stock of the Registrant to be issued in the mergers cannot be determined at this time.

(2) Calculated in accordance with rule 457(f)(1) and (f)(2) under the Securities Act of 1933. $13,714 of the registration fee was previously paid in connection with PSP14's preliminary proxy materials and $21,081 of the registration fee was previously paid in connection with the initial filing of the registration statement on March 3, 1997.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on the 5th day of March, 1997.

                                   PUBLIC STORAGE, INC.


                                   By:  B. WAYNE HUGHES
                                        --------------------------------------
                                        B. Wayne Hughes, Chairman of the Board


    Each person whose signature appears below hereby authorizes B. Wayne Hughes and Harvey Lenkin, and each of them, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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

      SIGNATURE                           CAPACITY                        DATE
      ---------                           --------                        ----

   B. WAYNE HUGHES         Chairman of the Board, Chief Executive      March 5, 1997
_____________________      Officer and Director (principal executive
   B. Wayne Hughes         officer)

    HARVEY LENKIN          President and Director                      March 5, 1997
_____________________
    Harvey Lenkin

     JOHN REYES            Senior Vice President and Chief             March 5, 1997
_____________________      Financial Officer (principal financial
     John Reyes            officer and principal accounting officer)

 ROBERT J. ABERNETHY                      Director                     March 5, 1997
_____________________
 Robert J. Abernethy

  DANN V. ANGELOFF                        Director                     March 5, 1997
_____________________
  Dann V. Angeloff

 WILLIAM C. BAKER                         Director                     March 5, 1997
__________________
 William C. Baker

 URI P. HARKHAM                           Director                     March 5, 1997
________________
 Uri P. Harkham
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